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                                                                    EXHIBIT 9.1


                               VOTING AGREEMENT

                    This Agreement is made as of the 12th day of April, 1996 by and among HESKA CORPORATION, a California corporation (the "Company"), CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba- Geigy"), VOLENDAM INVESTERINGEN N.V., a Netherlands Antilles corporation ("Volendam"), CHARTER VENTURES, a California limited partnership ("Charter I"), and CHARTER VENTURES II, L.P., a California limited partnership ("Charter II", and collectively with Ciba-Geigy, Volendam and Charter I, the "Shareholders").

                   WHEREAS, in order to induce Ciba-Geigy and the Company to enter into that certain Series F Preferred Stock Purchase Agreement dated as of the date hereof (the "Series F Agreement"), and to induce Charter I, Charter II and Volendam to consent to the transactions contemplated by the Series F Agreement, the parties hereto have indicated their willingness to enter into this Agreement upon the terms and conditions set forth below; and

                   WHEREAS, the parties hereto enter this Agreement for the additional purpose of confirming the arrangements for election of directors of the Company;

                   IT IS HEREBY AGREED AS FOLLOWS:

                   1. Agreement to Vote. During the term of this Agreement, and notwithstanding the provisions of Article Four, Sections 6(b), 6(c) and 6(d) of the Amended and Restated Articles of Incorporation of the Company (the "Restated Articles"), the Shareholders shall vote or act with respect to all shares of the Company's voting securities now or hereafter owned by them, whether beneficially or otherwise (the "Shares"), so as to elect the directors of the Company as follows:

                             (a)      One designee of Charter I and Charter II
(the "Charter Designee") who shall be reasonably acceptable to Volendam and Ciba-Geigy. The Charter Designee shall initially be A. Barr Dolan. Any vacancy occurring because of the death, resignation, or removal of the Charter Designee shall be filled according to this paragraph 1(a).

                             (b)      One designee of Volendam (the "Volendam
Designee"), who shall be reasonably acceptable to Charter I, Charter II and Ciba-Geigy. The Volendam Designee shall initially be Denis Pomroy. Any vacancy occurring because of the death, resignation, or removal of the Volendam Designee shall be filled according to this paragraph 1(b).

                             (c)      One designee of Ciba-Geigy (the
"Ciba-Geigy Designee"), who shall be reasonably acceptable to Charter I, Charter II and Volendam. The Ciba-Geigy Designee shall initially be Dr. Giuseppe Miozzari. Any



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vacancy occurring because of the death, resignation, or removal of the
Ciba-Geigy Designee shall be filled according to this paragraph 1(c).

                             (d)        With respect to the remaining directors
not elected pursuant to Sections 1(a), (b) and (c), the Shareholders shall vote their Shares to elect directors who are not affiliated in any material respect with any of the Shareholders but are reasonably acceptable to all of the Shareholders (the "Remaining Designees"). The Shareholders shall vote their Shares to fill any vacancy occurring because of the death, resignation, or removal of a Remaining Designee according to this paragraph 1(d).

                   2. Successors in Interest of the Shareholders. The provisions of this Agreement shall be binding upon the successors in interest of the Shareholders to any of the Shareholders' Shares, excluding any purchasers of Shares in the public market.

                   3. Covenants of the Company. The Company agrees to take all actions required to ensure that the rights given to the Shareholders hereunder are effective and that the Shareholders enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination of the designees of the Shareholders, as provided herein, for election as directors of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Shareholders hereunder against impairment.

                   4. Termination. This Agreement shall terminate upon the earlier of (a) such time as any of the Shareholders or their successors in interest bound hereby (with the holdings of Charter I and Charter II aggregated) does not hold an aggregate of 2,000,000 shares of voting securities of the Company, as adjusted for stock splits, recapitalizations and the like, or (b) December 31, 2005.

                   5. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each of the Shareholders.

                   6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited



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by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                   7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws provisions thereof.

                   8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   9. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Notwithstanding any other provision of this Agreement, Ciba-Geigy may assign all of its rights and obligations hereunder in connection with the merger of Ciba-Geigy and Sandoz Limited, and the formation of a new entity, Novartis.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                     HESKA CORPORATION



                                     By: /s/ FRED M. SCHWARZER
                                        -----------------------

                                     Title: President
                                           --------------------

                     Address:        1825 Sharp Point Drive
                                     Fort Collins, CO 80525
                                     Attention: Chief Executive Officer




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                                       SHAREHOLDERS:


                                       CIBA-GEIGY LIMITED, a Swiss corporation



                                       By: /s/ H.B. GURTLER    DR. P. KORNICKER
                                          -------------------------------------
                                               H.B. GURTLER

                                              President Animal Dr. P. Kornicker
                                       Title: Health Division  Division Counsel
                                             ----------------------------------

           Address:                           Klybecksts A4A
                                       ----------------------------------------
                                              4002 Basel
                                       ----------------------------------------
                                              Attention: Dr. R. Muttenzer
                                       ----------------------------------------


                                       CHARTER VENTURES, a California limited
                                       partnership


                                       By: /s/ A. BARR DOLAN
                                          -------------------------------------

                                       Title: General Partner
                                             ----------------------------------

           Address:                    525 University Avenue
                                       Suite 1500
                                       Palo Alto, CA 94301
                                       Attention: A. Barr Dolan

                                       CHARTER VENTURES II, L.P.


                                       By: /s/ A. BARR DOLAN
                                          -------------------------------------

                                       Title: GENERAL PARTNER
                                             ----------------------------------


           Address:                    525 University Avenue
                                       Suite 1500
                                       Palo Alto, CA 94301
                                       Attention: A. Barr Dolan



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                                       VOLENDAM INVESTERINGEN N.V.

                                       /s/ ANNEKE SOEDHOE

                                       By: Mees Pierson Trust (Curacao) N.V.
                                          -------------------------------------

                                       Title: Managing Director
                                             ----------------------------------

           Address:                    c/o Mees Pierson Trust (Curacao)
                                       14 John B. Gorsiraweg
                                       P.O. Box 3889
                                       Curacao, Netherlands Antilles
                                       Attention:     Germaine Sprock






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